Exhibit 99.1

Light & Wonder Announces Completion of Lottery Business Divestiture(1)

Generates Approximately $5.8 Billion of Gross Proceeds and $5.0 Billion of Net After-Tax Cash Proceeds

Materially Accelerates Debt Reduction and Supports Shareholder Returns

Significantly Advances Company Towards Target Net Debt Leverage Ratio(2) Range of 2.5x to 3.5x

Las Vegas – April 4, 2022 – Scientific Games Corporation, doing business as Light & Wonder, (NASDAQ: SGMS) (“Light & Wonder” or the “Company”) today completed the previously announced sale of its Lottery Business to Brookfield Business Partners L.P. for $5.8 billion in gross cash proceeds and approximately $5.0 billion of net after-tax cash proceeds.1 The sale marks a major milestone in transforming the Company and its balance sheet, delivering on one of the key promises the Company made as part of its strategic review. After another record year this is a significant step forward for the Lottery Business, positioning it to accelerate growth as a stand-alone company with a singular focus on its lottery customers.

With the net proceeds from the sale of the Lottery Business, Light & Wonder is executing a balanced and opportunistic approach to capital allocation, as communicated in its fourth quarter 2021 earnings call, focused on the priorities below:

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Priority #1: Debt reduction to a target net debt leverage ratio(2) range of 2.5x to 3.5x. The Company plans to use the net proceeds from the sale of the Lottery Business to pay down approximately $5.0 billion of its existing debt, by reducing and refinancing its SGI Term Loan B-5 and paying off certain outstanding notes. Taking this pay down into account, the Company’s adjusted net debt reflecting after-tax proceeds(2)(3) at year end 2021 would have been approximately $3.2 billion compared to $8.2 billion reported at year end 2021. Accordingly, the adjusted net debt leverage ratio reflecting after-tax proceeds(2)(3) at year end 2021 would have been 3.9x, compared to 6.2x reported at year end 2021. The Company anticipates that it will achieve a net debt leverage ratio(2) within its target range of 2.5x to 3.5x following the completion of the previously announced sale of its Sports Betting Business, which is expected to occur in the third quarter of 2022.

1 The sale of certain international Lottery Business subsidiaries (Scientific Games International GmbH, and its two subsidiaries) (the “Austria Business”) is awaiting regulatory approval in Austria, which is expected to be obtained by the end of the second quarter of 2022, with the transaction to be completed promptly thereafter.The $5.8 billion of gross cash proceeds and $5.0 billion of net after-tax cash proceeds include approximately $104 million that will be paid to the Company only upon completion of the sale of the Austria Business.
2 Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.
3 The calculations of adjusted net debt reflecting after-tax proceeds and adjusted net debt leverage ratio reflecting after-tax proceeds are included at the end of this release.

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Priority #2: Share buy-backs to return substantial capital to shareholders now and in the future. The Company recently announced the authorization of a 3-year, $750 million share repurchase program. Since the announcement the Company has been actively repurchasing shares, reflecting its strengthened balance sheet, the recurring nature of its revenue, strong cash flow generation and the value in its shares.

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Priority #3: Disciplined investment in key growth opportunities. The Company will prioritize using its capital for buy-backs, debt reduction and organic investments unless convinced that M&A activity will deliver greater long-term shareholder value than other uses of the Company’s capital.

“The Lottery Business sale closing is a significant step towards streamlining our portfolio and strengthening our balance sheet as we execute on our strategy to transform our business with a singular focus on building great games and franchises to entertain our players wherever and whenever they want to play. The convergence of land-based and digital continues to gain momentum and we are strongly positioned to be a leader in the industry,” said Light & Wonder Chief Executive Officer Barry Cottle. “With the completion of the Lottery Business sale and the upcoming sale of our Sports Betting Business, we are moving rapidly as we execute on our vision to be a leading cross-platform global game provider and unlock the full potential of Light & Wonder. This also positions the Lottery Business for success as a stand-alone company completely focused on innovating for its global lottery customers.”

“The proceeds from this transaction and our strong cash profile allow us to accelerate progress on our capital allocation strategy,” said Light & Wonder Chief Financial Officer Connie James. “We now have the financial flexibility and balance sheet integrity that, combined with our double-digit growth profile and high mix of digital and recurring revenues, give us a tremendous opportunity to continue to drive shareholder value.”

As previously announced, the Company recently rebranded to Light & Wonder as part of the sale of its Lottery Business. The Lottery Business will maintain the Scientific Games name.

© 2022 Scientific Games Corporation. All rights reserved.

About Light & Wonder
Scientific Games Corporation, doing business as Light & Wonder, is a global leader in cross-platform games and entertainment. The Company brings together over 5,600 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Investor Inquiries

Jim Bombassei, Senior Vice President of Investor Relations
jbombassei@lnw.com

Media Inquiries

Nick Lamplough / T.J. O'Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Non-GAAP Reconciliations

Reconciliation of Adjusted Net Debt Reflecting After-Tax Proceeds and Adjusted Net Debt Leverage Ratio Reflecting After-Tax Proceeds ($ in billions, except for ratio, unaudited)
	December 31, 2021		Lottery Business Sale Adj.		Adj. Net Debt Reflecting After-Tax Proceeds & Adj. Net Debt Leverage Ratio Reflecting After- Tax Proceeds
Combined AEBITDA(1)	$1.3		(0.5	)(4)	$0.8
Total debt	$8.7				$8.7
Add: Unamortized debt disc./prem. and deferred financing costs, net	0.1				0.1
Add: Impact of exchange rate(2)	0.1				0.1
Less: Debt not requiring cash repayment and other	(0.0)				(0.0)
Principal face value of debt outstanding	$8.8				$8.8
Less: Combined Cash and cash equivalents(3)	0.6		5.0	(5)	5.6
Net debt	$8.2				$3.2
Net debt leverage ratio	6.2	x			3.9	x

(1) Additional information on certain non-GAAP financial measures presented herein (Combined AEBITDA, Net debt and Net debt leverage ratio) is available in in the Company’s fourth quarter and full year 2021 earnings release furnished with our Current Report on Form 8-K dated March 1, 2022.
(2) Impact of exchange rate is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes, translated at constant foreign exchange rate at issuance of these notes.
(3) Includes cash and cash equivalents of both continuing operations and discontinued operations, as the combined amount is available for debt payments.
(4) Adjusted for Lottery Business discontinued operations and equity investments included in continuing operations.

(5) Includes estimated net after-tax cash proceeds of approximately $5.0 billion from the sale of the Lottery Business, which is inclusive of the Austria Business proceeds of approximately $104 million, net of cash transferred as a part of the sale.

Note:  The basis of accounting and presentation of financial statements by the Lottery and Sports Betting Businesses in the future in connection with their divestiture and planned divestiture, respectively, may differ materially from those of the Company, including as presented herein or in our fourth quarter and full year 2021 earnings release furnished with our Current Report on Form 8-K dated March 1, 2022.

Due to rounding and presentation in billions, certain subtotals may not foot.

Reconciliation of Consolidated AEBITDA – Continuing Operations, Discontinued Operations, Combined AEBITDA ($ in billions, unaudited)

Year Ended December 31, 2021
Reconciliation of Net Income Attributable to SGC to Consolidated AEBITDA - Continuing Operations
Net income attributable to SGC	$0.4
Net income attributable to noncontrolling interest	0.0
Net income from discontinued operations, net of tax	(0.4)
Net income from continuing operations	$0.0
Restructuring and other	0.2
Depreciation, amortization and impairments	0.4
Interest expense	0.5
Stock-based compensation	0.1
Income tax benefit and other, net(1)	(0.4)
Consolidated AEBITDA - continuing operations(2)	$0.8
Reconciliation of Net Income from Discontinued Operations, Net of Tax to AEBITDA from Discontinued Operations
Net income from discontinued operations, net of tax	$0.4
Income tax benefit	0.1
Depreciation, amortization and impairments	0.1
EBITDA from equity investments(3)	0.1
Other, net(4)	(0.1)
AEBITDA from discontinued operations and other(5)	$0.5
Combined AEBITDA(6)	$1.3

(1) Other includes gain on remeasurement of debt and other (income) expense, net.
(2) Refer to the Consolidated AEBITDA - continuing operations and AEBITDA from discontinued operations described below.
(3) EBITDA from equity investments is a non-GAAP financial measure reconciled to the most directly comparable GAAP measure in the accompanying supplemental table below.
(4) Includes restructuring and other, earnings from equity investments, stock-based compensation and other (income) expense, net.
(5) AEBITDA from discontinued operations, a non-GAAP measure, is derived based on the historical records and includes only those direct costs that are allocated to discontinued operations.
(6) Combined AEBITDA consists of Consolidated AEBITDA - continuing operations, AEBITDA from discontinued operations and EBITDA from equity investments included in continuing operations of $8 million. Refer to non-GAAP financial measures definitions below for further details.

Note:  Due to rounding and presentation in billions, certain subtotals may not foot.

Reconciliation of Earnings from Equity Investments to EBITDA from Equity Investments ($ in millions, unaudited)

Year Ended December 31, 2021
Combined Earnings from equity investments(1)	$47
Add: Income tax expense	10
Add: Depreciation, amortization and impairments	32
Add: Interest income, net and other	(1)
Combined EBITDA from equity investments(2)	$88

(1) Includes $5 million of earnings from equity investment included in continuing operations.
(2) Includes $8 million of EBITDA from equity investment included in continuing operations.

Forward-Looking Statements

In this press release, the Company makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "will," "may," and "should." These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2022 (including under the headings "Forward-Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less combined cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, but it does not include other long-term obligations of $4 million primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470. In addition, principal face value of debt outstanding with respect to the 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes as those amounts remain payable at the original issuance amounts in Euro. Net debt leverage ratio, represents Net debt divided by Combined AEBITDA (as defined below).

The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the relevant period.

Adjusted Net Debt Reflecting After-Tax Proceeds and Adjusted Net Debt Leverage Ratio Reflecting After-Tax Proceeds

Adjusted net debt reflecting after-tax proceeds, as used herein, is a non-GAAP financial measure defined as net debt as of December 31, 2021, less cash held at Lottery Business and plus net after-tax Lottery Business sale cash proceeds of approximately $5.0 billion, which is inclusive of the Austria Business proceeds of approximately $104 million. Adjusted net debt leverage ratio reflecting after-tax proceeds, as used herein, is a non-GAAP financial measure defined as adjusted net debt reflecting after-tax proceeds divided by Combined FY 2021 AEBITDA, excluding Lottery Business operations and certain immaterial continuing operations equity method investments.

Combined AEBITDA

Combined AEBITDA, as used herein, is a non-GAAP financial measure that combines Consolidated AEBITDA (representing our results of continuing operations), AEBITDA from discontinued operations, and EBITDA from equity investments included in continuing operations and is presented as a supplemental disclosure and more fully described in the Company’s fourth quarter and full year 2021 earnings release furnished with our Current Report on Form 8-K dated March 1, 2022.

Consolidated AEBITDA (representing AEBITDA from continuing operations)

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s continuing operations and is reconciled to net income (loss) from continuing operations as the most directly comparable GAAP measure, as set forth in the schedule above. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies. Consolidated AEBITDA includes the following adjustments: (1) net income attributable to noncontrolling interest; (2) net income from discontinued operations, net of tax; (3) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (4) depreciation and amortization expense and impairment charges and goodwill impairments; (5) change in fair value of investments and gain (loss) on remeasurement of debt; (6) interest expense; (7) income tax benefit; (8) stock-based compensation; and (9) other (income) expense, net including foreign currency (gains), and losses and earnings from equity investments.

AEBITDA from Discontinued Operations

AEBITDA from discontinued operations, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure for the Company’s discontinued operations and is reconciled to net income from discontinued operations, net of tax as the most directly comparable GAAP measure, as set forth in the schedule above. AEBITDA from discontinued operations should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA from discontinued operations may differ from similarly titled measures presented by other companies. AEBITDA from discontinued operations includes the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (2) depreciation and amortization expense and impairment charges and goodwill impairments; (3) income tax benefit; and (4) stock-based compensation and other, net. In addition to the preceding adjustments, we exclude (earnings) loss from equity investments and add (without duplication) discontinued operations pro rata share of EBITDA from equity investments, which represents their share of earnings (whether or not distributed) before income tax expense, depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of AEBITDA from discontinued operations.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investments. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings (loss) of equity investments, the most directly comparable GAAP measure, in a schedule above.